Exhibit 10.2

Liberty Media Corporation
2006 DEFERRED COMPENSATION PLAN

May 23, 2017 Amendment

Liberty Media Corporation (the “Company”), having previously established the Liberty Media Corporation 2006 Deferred Compensation Plan (the “Plan”), which was amended and restated in its entirety effective January 1, 2016,  and having reserved the right under Section 10.1 thereof to amend the Plan, hereby amends Section 2.19 of the Plan, effective June 1, 2017, to read in its entirety as follows:

2.19  “Eligible Employee” means each employee of the Company who is an officer of the Company at the level of Assistant Vice President or above and each other employee of the Company who is designated by the Committee, in its discretion, as an Eligible Employee.

Except as expressly provided in this Amendment, the Plan will remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 23rd day of May 2017.

LIBERTY MEDIA CORPORATION

By:	/s/ Pamela L. Coe
Name:	Pamela L. Coe
Title:	Senior Vice President